TRUEBLUE REPORTS FOURTH QUARTER AND FULL-YEAR 2021 RESULTS
Fourth quarter results exceed pre-pandemic 2019 levels

TACOMA, WASH. - Feb. 2, 2022 -- TrueBlue (NYSE:TBI) today announced its fourth quarter and full-year results for 2021.

Fourth quarter revenue was $622 million, an increase of 20 percent compared to revenue of $519 million in the fourth quarter of 2020 and an increase of 5 percent compared to revenue of $591 million in the fourth quarter of 20191. Net income per diluted share was $0.57 compared to net income per diluted share of $0.23 in the fourth quarters of 2020 and 2019. Fourth quarter adjusted net income2 per diluted share was $0.69 compared to adjusted net income per diluted share of $0.33 in the fourth quarter of 2020 and $0.39 in the fourth quarter of 2019.

Full-year revenue was $2.2 billion, an increase of 18 percent compared to 2020 and a decline of 8 percent compared to 2019. Net income per diluted share was $1.74 compared to net loss per diluted share of $4.01 in 2020 and net income per diluted share of $1.61 in 2019. Adjusted net income per diluted share was $2.00 compared to adjusted net income per diluted share of $0.43 in 2020 and $2.05 in 2019.

“We are pleased to announce that fourth quarter results surpassed the comparable 2019 period,” said Patrick Beharelle, CEO of TrueBlue. “Our digital investments are differentiating us from the competition and are helping us capitalize on the rising demand for our services as businesses turn to flexible solutions to solve their workforce challenges. Numerous operating enhancements made over the last two years have lowered the cost of delivering our services and increased our agility in responding to customer needs.

“The fourth quarter marked the third consecutive quarter of double-digit revenue growth,” Mr. Beharelle continued. “PeopleReady’s revenue growth accelerated throughout the quarter driven by improving worker supply and strong results within the retail sector, while same customer demand and new customer wins continued to produce impressive PeopleScout results. Momentum from our finish to the year has TrueBlue well-positioned in 2022 and beyond.”

The company also announced that its Board of Directors authorized $100 million of share repurchases which the company intends to complete over the next three years. “Our balance sheet is in great shape and the business is producing strong cash flow,” said Derrek Gafford, CFO of TrueBlue. “This authorization reflects confidence in our growth prospects and ability to create long-term value for our shareholders.”

2022 Outlook

TrueBlue is providing certain forward-looking information to help investors form their own estimates, which can be found in the quarterly earnings presentation filed today.

Management will discuss fourth quarter and full-year 2021 results on a webcast at 2:30 p.m. PT (5:30 p.m. ET), today, Wednesday, Feb. 2, 2022. The webcast can be accessed on TrueBlue’s website: www.trueblue.com.

About TrueBlue

TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions that help clients achieve business growth and improve productivity. In 2021, TrueBlue connected approximately 615,000 people with work. Its PeopleReady segment offers on-demand, industrial staffing, PeopleManagement offers contingent, on-site industrial staffing and commercial driver services, and PeopleScout offers recruitment process outsourcing (RPO) and managed service provider (MSP) solutions to a wide variety of industries. Learn more at www.trueblue.com.

1 Refer to our previously filed reports on Forms 10-K and 8-K for the 2019 consolidated statements of operations.
2 Refer to the financial statements accompanying this release and the company’s website for more information regarding non-GAAP terms.

Forward-looking statements

This document contains forward-looking statements relating to our plans and expectations including, without limitation, statements regarding the future performance and operations of our business, expected growth from our digital investments, and the expected amount and timing of any share repurchases, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions, (2) the continued impact of COVID-19 and related economic impact and governmental response, (3) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (4) our ability to attract and retain clients, (5) our ability to maintain profit margins, (6) our ability to successfully execute on business strategies to further digitalize our business model, (7) the timing and amount of common stock repurchases, if any, which will be determined at management’s discretion and depend upon several factors, including market and business conditions, the trading price of our common stock and the nature of other investment opportunities, (8) new laws, regulations, and government incentives that could affect our operations or financial results, (9) our ability to access sufficient capital to finance our operations, including our ability to comply with covenants contained in our revolving credit facility, and (10) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit. Other information regarding factors that could affect our results is included in our Securities Exchange Commission (SEC) filings, including the company’s most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC’s website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other references to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC.
In addition, we use several non-GAAP financial measures when presenting our financial results in this document. Please refer to the reconciliations between our GAAP and non-GAAP financial measures in the appendix to this document and on our website at www.trueblue.com under the Investor Relations section for additional information on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Contact:
Derrek Gafford, Executive Vice President and CFO
253-680-8214

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 weeks ended		52 weeks ended
(in thousands, except per share data)	Dec 26, 2021	Dec 27, 2020	Dec 26, 2021	Dec 27, 2020
Revenue from services	$621,930	$518,634	$2,173,622	$1,846,360
Cost of services	455,154	397,837	1,613,302	1,405,715
Gross profit	166,776	120,797	560,320	440,645
Selling, general and administrative expense	137,665	103,626	464,322	408,307
Depreciation and amortization	7,151	8,029	27,556	32,031
Goodwill and intangible asset impairment charge	—	—	—	175,189
Income (loss) from operations	21,960	9,142	68,442	(174,882)
Interest expense and other income, net	3,528	1,943	5,408	1,620
Income (loss) before tax expense (benefit)	25,488	11,085	73,850	(173,262)
Income tax expense (benefit)	5,278	3,059	12,216	(31,421)
Net income (loss)	$20,210	$8,026	$61,634	$(141,841)

Net income (loss) per common share:
Basic	$0.58	$0.23	$1.77	$(4.01)
Diluted	$0.57	$0.23	$1.74	$(4.01)

Weighted average shares outstanding:
Basic	34,809	34,529	34,798	35,365
Diluted	35,621	34,954	35,434	35,365

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	Dec 26, 2021	Dec 27, 2020
ASSETS
Cash and cash equivalents	$49,896	$62,507
Accounts receivable, net	353,882	278,343
Other current assets	41,295	38,035
Total current assets	445,073	378,885
Property and equipment, net	88,090	71,734
Restricted cash and investments	221,026	240,534
Goodwill and intangible assets, net	116,749	123,802
Other assets, net	162,288	165,622
Total assets	$1,033,226	$980,577

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and other accrued expenses	$77,172	$58,447
Accrued wages and benefits	100,173	122,657
Current portion of workers’ compensation claims reserve	61,596	66,007
Other current liabilities	19,605	21,856
Total current liabilities	258,546	268,967
Workers’ compensation claims reserve, less current portion	194,598	189,486
Other long-term liabilities	87,015	84,934
Total liabilities	540,159	543,387
Shareholders’ equity	493,067	437,190
Total liabilities and shareholders’ equity	$1,033,226	$980,577

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	52 weeks ended
(in thousands)	Dec 26, 2021	Dec 27, 2020
Cash flows from operating activities:
Net income (loss)	$61,634	$(141,841)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	27,556	32,031
Goodwill and intangible asset impairment charge	—	175,189
Provision for credit losses	6,493	6,300
Stock-based compensation	13,943	9,113
Deferred income taxes	752	(26,791)
Non-cash lease expense	14,446	15,195
Other operating activities	(1,968)	(686)
Changes in operating assets and liabilities:
Accounts receivable	(81,616)	57,146
Income tax receivable	1,602	(1,122)
Operating lease right-of-use-asset	8,080	—
Other assets	(13,715)	(2,124)
Accounts payable and other accrued expenses	16,425	(6,561)
Other accrued wages and benefits	34,581	(2,012)
Deferred employer payroll taxes	(57,065)	57,065
Workers’ compensation claims reserve	701	(125)
Operating lease liabilities	(13,457)	(14,562)
Other liabilities	2,048	(3,684)
Net cash provided by operating activities	20,440	152,531
Cash flows from investing activities:
Capital expenditures	(35,006)	(27,066)
Payments for company-owned life insurance	(4,000)	(12,031)
Proceeds from company-owned life insurance	832	—
Purchases of restricted available-for-sale investments	(43)	(2,896)
Sales of restricted available-for-sale investments	7,333	12,311
Purchases of restricted held-to-maturity investments	(9,411)	(32,495)
Maturities of restricted held-to-maturity investments	23,935	27,561
Other	140	205
Net cash used in investing activities	(16,220)	(34,411)
Cash flows from financing activities:
Purchases and retirement of common stock	(16,678)	(52,346)
Net proceeds from employee stock purchase plans	1,135	922
Common stock repurchases for taxes upon vesting of restricted stock	(3,238)	(2,438)
Net change in revolving credit facility	—	(37,100)
Other	(345)	(1,540)
Net cash used in financing activities	(19,126)	(92,502)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(521)	623
Net change in cash, cash equivalents, and restricted cash	(15,427)	26,241
Cash, cash equivalents and restricted cash, beginning of period	118,612	92,371
Cash, cash equivalents and restricted cash, end of period	$103,185	$118,612

TRUEBLUE, INC.
SEGMENT DATA
(Unaudited)

	13 weeks ended		52 weeks ended
(in thousands)	Dec 26, 2021	Dec 27, 2020	Dec 26, 2021	Dec 27, 2020
Revenue from services:
PeopleReady	$362,164	$297,471	$1,270,928	$1,099,462
PeopleManagement	177,842	179,306	639,741	586,822
PeopleScout	81,924	41,857	262,953	160,076
Total company	$621,930	$518,634	$2,173,622	$1,846,360

Segment profit (1):
PeopleReady	$27,411	$16,198	$82,398	$43,200
PeopleManagement	4,499	5,654	13,196	11,717
PeopleScout	11,491	4,450	36,163	4,525
Total segment profit	43,401	26,302	131,757	59,442
Corporate unallocated expense	(7,344)	(4,608)	(27,937)	(20,714)
Total company Adjusted EBITDA (2)	36,057	21,694	103,820	38,728
Third-party processing fees for hiring tax credits (3)	(150)	(186)	(734)	(495)
Amortization of software as a service assets (4)	(720)	(615)	(2,709)	(2,307)
Goodwill and intangible asset impairment charge	—	—	—	(175,189)
Gain on deferred compensation assets (5)	(2,897)	(1,725)	(2,897)	(1,725)
Workforce reduction costs (6)	(1,799)	19	(1,993)	(12,570)
COVID-19 government subsidies, net (7)	91	(964)	4,222	6,211
Other adjustments, net (8)	(1,471)	(1,052)	(3,711)	4,496
EBITDA (2)	29,111	17,171	95,998	(142,851)
Depreciation and amortization	(7,151)	(8,029)	(27,556)	(32,031)
Interest expense and other income, net	3,528	1,943	5,408	1,620
Income before tax expense	25,488	11,085	73,850	(173,262)
Income tax expense (benefit)	(5,278)	(3,059)	(12,216)	31,421
Net income	$20,210	$8,026	$61,634	$(141,841)
(1)We evaluate performance based on segment revenue and segment profit. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit excludes depreciation and amortization expense, unallocated corporate general and administrative expense, interest expense, other income, income taxes, and other adjustments not considered to be ongoing.
(2)See the Non-GAAP Financial Measures table on the next page for definitions of EBITDA and Adjusted EBITDA.
(3)These third-party processing fees are associated with generating hiring tax credits.
(4)Amortization of software as a service assets is reported in selling, general and administrative expense.
(5)Gain realized on sale of deferred compensation mutual funds to purchase corporate owned life insurance policies.
(6)Workforce reduction costs for the 13 and 52 weeks ended December 26, 2021 in selling, general and administrative expense primarily include costs to streamline our delivery teams within our PeopleReady and PeopleScout segments. Workforce reduction costs for the 13 and 52 weeks ended December 27, 2020 were primarily due to employee reductions as part of our cost management actions in response to COVID-19 ($3.7 million in cost of services and $8.9 million in selling, general and administrative expense for the full-year).
(7)Net impact of COVID-19 related government subsidies. For the 13 and 52 weeks ended December 27, 2020, we received government subsidies of $2.7 million and $9.9 million, respectively. We elected to distribute a portion of the total benefit for the year to our employees in the form of a $3.7 million bonus, resulting in a net cost of $1.0 million for Q4 and a net benefit of $6.2 million for the fiscal year. These subsidies extended into 2021, providing a benefit of $4.2 million for the 52 weeks ended December 26, 2021.
(8)Other adjustments for the 13 and 52 weeks ended December 26, 2021 primarily include implementation costs for cloud-based systems of $1.4 million and $1.7 million, respectively and costs incurred while transitioning into our new Chicago office of $0.1 million and $1.8 million, respectively. Other adjustments for the 13 and 52 weeks ended December 27,

2020 primarily include costs of $0.7 million incurred while transitioning into our new Chicago office and implementation costs for cloud-based systems of $0.1 million and $0.9 million, respectively. For the 52 weeks ended December 27, 2020, these expenses were offset by a $6.3 million benefit from a reduction in expected costs to comply with the Affordable Care Act.

TRUEBLUE, INC.
NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS

In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Non-GAAP measure	Definition	Purpose of adjusted measures
EBITDA and Adjusted EBITDA
EBITDA excludes from net income (loss):
- interest expense and other income, net,
- income taxes, and
- depreciation and amortization.

Adjusted EBITDA, further excludes:
- third-party processing fees for hiring tax credits,
- amortization of software as a service assets,
- goodwill and intangible asset impairment charge,
- gain on deferred compensation assets,
- workforce reductions costs,
- COVID-19 government subsidies, net, and
- other adjustments, net.

- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies.

- Provides a measure, among others, used in the determination of incentive compensation for management.

Adjusted net income and Adjusted net income per diluted share
Net income (loss) and net income (loss) per diluted share, excluding:
- amortization of intangibles of acquired businesses,
- amortization of software as a service assets,
- goodwill and intangible asset impairment charge,
- workforce reduction costs,
- COVID-19 government subsidies, net,
- other adjustments, net,
- tax effect of each adjustment to U.S. GAAP, and
- adjustment of income taxes to normalized effective rate for periods prior to Q2 2020.

- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies.
1.RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME PER DILUTED SHARE
(Unaudited)

	Q4 2021	Q4 2020	Q4 2019
	13 weeks ended
(in thousands, except for per share data)	Dec 26, 2021	Dec 27, 2020	Dec 29, 2019
Net income	$20,210	$8,026	$8,715
Amortization of intangible assets of acquired businesses	1,503	2,028	4,003
Amortization of software as a service assets (1)	720	615	513
Acquisition/integration costs	—	—	(50)
Workforce reduction costs (2)	1,799	(19)	2,829
COVID-19 government subsidies, net (3)	(91)	964	—
Other adjustments, net (4)	1,471	1,052	571
Tax effect of adjustments to net income (5)	(1,014)	(1,280)	(1,102)
Adjustment of income taxes to normalized effective rate (6)	—	—	(671)
Adjusted net income	$24,598	$11,386	$14,808

Adjusted net income per diluted share	$0.69	$0.33	$0.39

Diluted weighted average shares outstanding	35,621	34,954	38,348

	2021	2020	2019
	52 weeks ended
(in thousands, except for per share data)	Dec 26, 2021	Dec 27, 2020	Dec 29, 2019
Net income (loss)	$61,634	$(141,841)	$63,073
Amortization of intangible assets of acquired businesses	6,704	10,144	17,899
Amortization of software as a service assets (1)	2,709	2,307	1,624
Acquisition/integration costs	—	—	1,562
Goodwill and intangible asset impairment charge	—	175,189	—
Workforce reduction costs (2)	1,993	12,570	3,301
COVID-19 government subsidies, net (3)	(4,222)	(6,211)	—
Other adjustments, net (4)	3,711	(4,496)	(1,010)
Tax effect of adjustments to net income (loss) (5)	(1,802)	(28,729)	(3,273)
Adjustment of income taxes to normalized effective rate (6)	—	(3,719)	(2,835)
Adjusted net income	$70,727	$15,214	$80,341

Adjusted net income per diluted share	$2.00	$0.43	$2.05

Diluted weighted average shares outstanding	35,429	35,658	39,179
2.RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Q4 2021	Q4 2020	Q4 2019
	13 weeks ended
(in thousands)	Dec 26, 2021	Dec 27, 2020	Dec 29, 2019
Net income	$20,210	$8,026	$8,715
Income tax expense	5,278	3,059	638
Interest expense and other (income), net	(3,528)	(1,943)	(2,014)
Depreciation and amortization	7,151	8,029	9,021
EBITDA	29,111	17,171	16,360
Third-party processing fees for hiring tax credits (7)	150	186	240
Amortization of software as a service assets (1)	720	615	513
Acquisition/integration costs	—	—	(50)
Gain on deferred compensation assets (8)	2,897	1,725	495
Workforce reduction costs (2)	1,799	(19)	2,829
COVID-19 government subsidies, net (3)	(91)	964	—
Other adjustments, net (4)	1,471	1,052	571
Adjusted EBITDA	$36,057	$21,694	$20,958

Margin / % of revenue:
Net income	3.2%	1.5%	1.5%
Adjusted EBITDA	5.8%	4.2%	3.5%

	2021	2020	2019
	52 weeks ended
(in thousands)	Dec 26, 2021	Dec 27, 2020	Dec 29, 2019
Net income (loss)	$61,634	$(141,841)	$63,073
Income tax expense (benefit)	12,216	(31,421)	6,971
Interest expense and other (income), net	(5,408)	(1,620)	(3,865)
Depreciation and amortization	27,556	32,031	37,549
EBITDA	95,998	(142,851)	103,728
Third-party processing fees for hiring tax credits (7)	734	495	960
Amortization of software as a service assets (1)	2,709	2,307	1,624
Acquisition/integration costs	—	—	1,562
Goodwill and intangible asset impairment charge	—	175,189	—
Gain on deferred compensation assets (8)	2,897	1,725	495
Workforce reduction costs (2)	1,993	12,570	3,301
COVID-19 government subsidies, net (3)	(4,222)	(6,211)	—
Other adjustments, net (4)	3,711	(4,496)	(1,010)
Adjusted EBITDA	$103,820	$38,728	$110,660

Margin / % of revenue:
Net income (loss)	2.8%	(7.7)%	2.7%
Adjusted EBITDA	4.8%	2.1%	4.7%

(1)Amortization of software as a service assets is reported in selling, general and administrative expense.

(2)Workforce reduction costs for the 13 and 52 weeks ended December 26, 2021 in selling, general and administrative expense primarily include costs to streamline our delivery teams within our PeopleReady and PeopleScout segments. Workforce reduction costs for the 13 and 52 weeks ended December 27, 2020 were primarily due to employee reductions as part of our cost management actions in response to COVID-19 ($3.7 million in cost of services and $8.9 million in selling, general and administrative expense for the full-year). Workforce reduction costs for the 13 and 52 weeks ended December 29, 2019 were primarily associated with employee reductions in the PeopleReady business.

(3)Net impact of COVID-19 related government subsidies. For the 13 and 52 weeks ended December 27, 2020, we received government subsidies of $2.7 million and $9.9 million, respectively. We elected to distribute a portion of the total benefit for the year to our employees in the form of a $3.7 million bonus, resulting in a net cost of $1.0 million for Q4 and a net benefit of $6.2 million for the fiscal year. These subsidies extended into 2021, providing a benefit of $4.2 million for the 52 weeks ended December 26, 2021.

(4)Other adjustments for the 13 and 52 weeks ended December 26, 2021 primarily include implementation costs for cloud-based systems of $1.4 million and $1.7 million, respectively and costs incurred while transitioning into our new Chicago office of $0.1 million and $1.8 million, respectively. Other adjustments for the 13 and 52 weeks ended December 27, 2020 primarily include costs of $0.7 million incurred while transitioning into our new Chicago office and implementation costs for cloud-based systems of $0.1 million and $0.9 million, respectively. For the 52 weeks ended December 27, 2020, these expenses were offset by a $6.3 million benefit from a reduction in expected costs to comply with the Affordable Care Act. Other adjustments for the 13 and 52 weeks ended December 29, 2019 primarily include implementation costs for cloud-based systems of $0.6 million and $3.2 million, respectively. For the 52 weeks ended December 29, 2019, these expenses were offset by $3.9 million of workers’ compensation benefit related to additional insurance coverage associated with former workers’ compensation carriers in liquidation.

(5)Total tax effect of each of the adjustments to U.S. GAAP net income (loss) using the effective income tax rate for the respective periods in 2021 and 2020, and the expected long-term ongoing rate of 14 percent for Q4 and fiscal year 2019.

(6)Beginning in Q2 2020, we decided not to adjust our GAAP tax rate to an expected long-term ongoing rate in our adjusted net income calculation. Thus the adjustment for fiscal year 2020 relates to the Q1 2020 adjustment of the effective income tax rate to the long-term ongoing rate of 12 percent expected at that time. The adjustment for Q4 and fiscal year 2019 reflects the adjustment of the effective income tax rate to the long-term ongoing rate of 14 percent expected at that time.

(7)These third-party processing fees are associated with generating hiring tax credits.

(8)Gain realized on sale of deferred compensation mutual funds to purchase corporate owned life insurance policies.